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                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               Form 8-K/A No. 2

              Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



     Date of Report:  February 20, 1998

                           CGI Holding Corporation
          ------------------------------------------------------
          (Exact Name of registrant as specified in its charter)

     Nevada                    33-19980-D                87-0450450
  ----------------            -------------          ------------------
  (State or other             (Commission            (I.R.S. Employer
   jurisdiction of             File Number)          Identification No.)
   incorporation)

        8400 Brookfield Avenue, Brookfield, Illinois          60513
      ---------------------------------------------     ----------
        (Address of principal executive offices)         (Zip Code)

     Registrant's telephone number, including area code:  (708) 485-3434

                                   NA
       -----------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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Item 4.  Change in Registrant's Certifying Accountant

On February 20, 1998, the board of directors of CGI Holding Corporation (the "Company") changed the Company's certifying accountant from Hansen Barnett and Maxwell to Poulos & Bayer, LTD. Poulos & Bayer, LTD had been the auditors for the Company's principal subsidiaries, Roli Ink and Safe Environment Corp. which were acquired by the Company in a transaction treated as a "reverse merger" whereby the control of the Company was transferred to the principals of Roli Ink and Safe Environment Corp. Poulos & Bayer Ltd. had been the certifying accountants for both Roli Ink and Safe Environment Corp. prior to the merger.


The Company dismissed the former accountants due to the geographical distance between their offices in Salt Lake City, Utah and the Company's operations which are located in Illinois and Wisconsin. The change in accountants reflects the fact that the operations of the Company are in its subsidiaries located in Illinois and Wisconsin, which are geographically close to the Illinois office of Poulos & Bayer LTD as opposed to Salt Lake City, Utah which is were Hansen Barnett and Maxwell is located. The Company has no disputes or disagreements with Hansen Barnett & Maxwell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The certifying report on the financial statements of the Company prepared by Hansen Barnett & Maxwell over the past two years has contained no adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

(a) Financial Statements of Businesses Acquired

     Not applicable

(b) Pro forma Financial Statements

     Not applicable

(c) Exhibits:  The following exhibits are included as part of this report:

           SEC
Exhibit    Reference
Number     Number     Title of Document                            Location
-------    ---------  -----------------                            --------
  16        16.01     Letter from Hansen, Barnett & Maxwell
                      Relating to Termination as Registrant's
                      Independent Auditors                         Amendment 1

                                  Signatures
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CGI HOLDING CORPORATION


Dated:  March 10, 1998          By:/S/ John Giura, Principal Accounting,
                                   and Chief Financial Officer